Exhibit 21

Subsidiaries of Zimmer Biomet Holdings, Inc.

As of June 30, 2020

Name of Subsidiary[1]	Jurisdiction of Formation
Domestic subsidiaries:
Biomet 3i, LLC	Florida
dba Zimmer Biomet Dental
Biomet Biologics, LLC	Indiana
Biomet CV Holdings, LLC	Delaware
Biomet Fair Lawn LLC	Indiana
Biomet Finance US, LLC	Delaware
Biomet International Orthopedics, LLC	Delaware
Biomet International, Inc.	Delaware
Biomet Leasing, Inc.	Indiana
Biomet Manufacturing, LLC	Indiana
Biomet Orthopedics, LLC	Indiana
Biomet Sports Medicine, LLC	Indiana
dba Biomet Sports Medicine Limited Liability Company (Forced)
Biomet Trauma, LLC	Indiana
Biomet U.S. Reconstruction, LLC	Indiana
Biomet, Inc.	Indiana
dba Zimmer Biomet
Cayenne Medical, Inc.	Delaware
CD Diagnostics, Inc.	Delaware
CD Laboratories, Inc.	Maryland
CelgenTek Innovations Corporation	Delaware
Citra Labs, LLC	Indiana
dba Biomet Citra Labs, LLC (Forced)
Compression Therapy Concepts, Inc.	New Jersey
Dornoch Medical Systems, Inc.	Illinois
EBI Holdings, LLC	Delaware
EBI Medical Systems, LLC	Delaware
EBI, LLC	Indiana
dba Zimmer Biomet Bone Healing Technologies
dba Biomet Bone Healing Technologies
dba Biomet Bracing
dba Biomet Healing Technologies (Forced)
dba Biomet Osteobiologics
dba Biomet Spine (Forced)
dba Biomet Spine & Bone Healing Technologies
dba Biomet Spine & Bone Healing Technologies, LLC (Forced)
dba Biomet Spine & Bone Healing Technologies, Biomet Bracing and Biomet Osteobiologics, LLC (Forced)
dba Biomet Trauma, Biomet Spine (Forced)
dba Biomet Trauma, Biomet Spine, Biomet Bracing and Biomet Osteobiologics, LLC (Forced)
dba EBI, LLC (IN) (Forced)
dba EBI, LLC of Indiana (Forced)
Electro-Biology, LLC	Delaware
ETEX Corporation	Massachusetts
dba Zimmer ETEX
dba Zimmer Biomet ETEX
ETEX Holdings, Inc.	Delaware
dba Zimmer ETEX
dba Zimmer Biomet ETEX

Name of Subsidiary[1]	Jurisdiction of Formation
Implant Concierge, LLC	Texas
InnoVision, Inc.	Delaware
Interpore Cross International, LLC	California
dba Zimmer Biomet Irvine
Kirschner Medical Corporation	Delaware
LVB Acquisition, Inc.	Delaware
Medical Compression Systems, Inc.	Delaware
Medtech Surgical, Inc.	Delaware
Orthopaedic Advantage, LLC	Indiana
Synvasive Technology, Inc.	California
ZB COOP LLC	Delaware
ZB EMEA US UK LLC	Delaware
ZB Manufacturing, LLC	Delaware
Zimmer Biomet CMF and Thoracic, LLC	Florida
dba Biomet Microfixation
Zimmer Biomet Distribution LLC	Delaware
Zimmer Biomet Finance US Holding, Inc.	Delaware
Zimmer Biomet Spine, Inc.	Delaware
dba Lanx
dba Zimmer Spine
Zimmer Biomet US 2 Holding, Inc.	Delaware
Zimmer Caribe, LLC	Delaware
Zimmer CBT I Holding, Inc.	Delaware
Zimmer CBT II Holding, Inc.	Delaware
Zimmer CEP USA Holding Co.	Delaware
Zimmer CEP USA, Inc.	Delaware
Zimmer Co-op Holdings, LLC	Delaware
Zimmer CV, Inc.	Delaware
Zimmer Dental Inc.	Delaware
Zimmer Investments, LLC	Delaware
Zimmer Knee Creations, Inc.	Delaware
Zimmer Orthobiologics, Inc.	New Jersey
Zimmer Production, Inc.	Delaware
Zimmer Southeast Florida, LLC	Delaware
Zimmer Spine Next, Inc.	Delaware
Zimmer Surgical, Inc.	Delaware
Zimmer Trabecular Metal Technology, Inc.	New Jersey
Zimmer US, Inc.	Delaware
dba Zimmer Biomet
dba Zimmer Biomet Bay Area
dba Zimmer Biomet Mid-Atlantic
dba Zimmer Biomet North Texas
dba Zimmer Biomet Southern California
dba Zimmer US Cooperative
dba Compression Therapy Concepts
dba CTC Inc.
Zimmer, Inc.	Delaware
dba Zimmer Biomet
dba Zimmer Biomet Corporate Services (Forced)
dba Z Hotel
dba CD Diagnostics
dba CD Laboratories

Name of Subsidiary[1]	Jurisdiction of Formation
Foreign subsidiaries:
Biomet Argentina SA	Argentina
Biomet 3i Australia Pty. Ltd.	Australia
Biomet Australia Pty. Ltd.	Australia
Zimmer Australia Holding Pty. Ltd.	Australia
Zimmer Biomet Pty. Ltd.	Australia
Zimmer Biomet Austria GmbH	Austria
ZH2LX Barbados Branch (branch)	Barbados
Zimmer Biomet Finance Srl	Barbados
Biomet 3i Belgium N.V.	Belgium
Biomet 3i Benelux Holdings N.V.	Belgium
Zimmer Biomet BVBA	Belgium
Biomet Insurance Ltd.	Bermuda
Biomet 3i do Brasil Comercio de Aparelhos Medicos Ltda.	Brazil
Biomet Brazil Medical Device Ltda.	Brazil
LDR Brasil Comercio, Importacao e Exportacao Ltda.	Brazil
Zimmer do Brasil Comercio Ltda.	Brazil
ORTHOsoft ULC	Canada
dba Zimmer CAS
Zimmer Biomet Canada, Inc.	Canada
Zimmer Biomet Dental Canada Inc.	Canada
ZB Cayman (Asia) Holding Ltd.	Cayman Islands
ZB Cayman Island CBT 2 Ltd.	Cayman Islands
Zimmer Cayman Islands Holding Co. Ltd.	Cayman Islands
Biomet Chile SA	Chile
Zimmer Dental Chile Spa	Chile
Beijing Montagne Medical Device Co. Ltd.	China
Biomet China Co., Ltd.	China
Changzhou Biomet Medical Devices Co. Ltd.	China
Shanghai Biomet Business Consulting Co. Ltd.	China
Zhejiang Biomet Medical Products Co. Ltd.	China
Zimmer Biomet CBT	China
Zimmer Biomet CBT 2	China
Zimmer Dental (Shanghai) Medical Device Co. Ltd.	China
Zimmer (Shanghai) Medical International Trading Co., Ltd.	China
Zimmer Colombia SAS	Colombia
IC Guided Surgery, SRL	Costa Rica
Zimmer Biomet Centroamerica SA	Costa Rica
Zimmer Czech sro	Czech Republic
Zimmer Biomet Denmark ApS	Denmark
Zimmer Biomet Finland Oy	Finland
Biomet France Sarl	France
LDR Médical S.A.S.	France
Medtech SA	France
Zimmer Dental SAS	France
Zimmer France Manufacturing Sarl	France
Zimmer Biomet France SAS	France
Zimmer Biomet France Holdings SAS	France
Zimmer Spine SAS	France
Biomet Deutschland GmbH	Germany
Biomet Deutschland Holding GmbH	Germany
Biomet Healthcare Management GmbH	Germany
Zimmer Dental GmbH	Germany

Name of Subsidiary[1]	Jurisdiction of Formation
Zimmer Biomet Deutschland GmbH	Germany
Zimmer Germany Holdings GmbH	Germany
Zimmer International Logistics GmbH	Germany
Zfx GmbH	Germany
Zimmer Biomet Hellas SA	Greece
SM Re Ltd.	Guernsey
Biomet Hong Kong Holding Ltd.	Hong Kong
Biomet Hong Kong No. 1 Ltd.	Hong Kong
ZB Hong Kong CBT 2 Ltd.	Hong Kong
ZB Hong Kong Holding Ltd.	Hong Kong
ZB Hong Kong Ltd.	Hong Kong
Zimmer Asia (HK) Ltd.	Hong Kong
ZB Dental India Private Limited	India
Zimmer India Private Ltd.	India
Zimmer Biomet Ireland Limited	Ireland
Zimmer Orthopedics Manufacturing Limited	Ireland
D.S. Comp Ltd.	Israel
Zimmer Biomet Comp Ltd.	Israel
Zimmer Dental Ltd.	Israel
Lanx Srl	Italy
Zimmer Dental Italy Srl	Italy
Zimmer Biomet Italia Srl	Italy
Zfx Innovation GmbH	Italy
Zimmer Biomet Dental GK	Japan
Zimmer Biomet GK	Japan
Zimmer Biomet Korea Ltd.	Korea
Zimmer Biomet OUS Holdings AG	Liechtenstein
JERDS Luxembourg Holding Sarl	Luxembourg
Zimmer Luxembourg Sarl	Luxembourg
Zimmer Luxembourg II Sarl	Luxembourg
Zimmer Medical Malaysia SDN BHD	Malaysia
Biomet 3i Mexico S.A. de C.V.	Mexico
Biomet Mexico S.A. de C.V.	Mexico
Representaciones Zimmer Inc., S. de R.L. de C.V.	Mexico
Biomet 3i Netherlands B.V.	Netherlands
Biomet C.V.	Netherlands
Biomet Global Supply Chain Center B.V.	Netherlands
Biomet Holdings B.V.	Netherlands
Biomet Microfixation B.V.	Netherlands
ZB COOP C.V.	Netherlands
Zimmer Biomet Asia Holding B.V.	Netherlands
Zimmer Manufacturing B.V.	Netherlands
Zimmer Biomet Nederland B.V.	Netherlands
Zimmer Netherlands Cooperatief U.A.	Netherlands
Zimmer Biomet New Zealand Company	New Zealand
Zimmer Biomet Norway AS	Norway
Zimmer Biomet Polska Sp. z.o.o	Poland
Biomet 3i Portugal Lda	Portugal
Zimmer Biomet Portugal Unipessoal, Lda	Portugal
Biomet Orthopedics Puerto Rico, Inc.	Puerto Rico
EBI Patient Care, Inc.	Puerto Rico
Lanx Puerto Rico, LLC	Puerto Rico
Zimmer Manufacturing B.V. (branch)	Puerto Rico

Name of Subsidiary[1]	Jurisdiction of Formation
Zimmer Biomet Romania S.R.L.	Romania
Zimmer CIS Ltd.	Russia
Zimmer Biomet Asel Alarabiya Limited Company	Saudi Arabia
Zimmer Biomet Asia Holdings Pte. Ltd.	Singapore
Zimmer Pte. Ltd.	Singapore
Zimmer Slovakia sro	Slovakia
Zimmer Biomet South Africa (Pty) Ltd.	South Africa
Biomet 3i Dental Iberica SL	Spain
Biomet Spain Orthopaedics S.L.	Spain
Espanormed S.L.	Spain
Zimmer Biomet Spain S.L.	Spain
Biomet 3i Nordic AB	Sweden
Biomet Cementing Technologies AB	Sweden
Scandimed Holding AB	Sweden
Zimmer Biomet Sweden AB	Sweden
Biomet 3i Switzerland GmbH	Switzerland
Zimmer Biomet Global Holdings Switzerland GmbH	Switzerland
Zimmer GmbH	Switzerland
Zimmer GmbH Euro IP Branch (branch)	Switzerland
Zimmer GmbH, Winterthur Branch (branch)	Switzerland
Zimmer Surgical SA	Switzerland
Zimmer Switzerland Holdings LLC	Switzerland
Zimmer Switzerland Manufacturing GmbH	Switzerland
Zimmer Biomet Taiwan Co., Ltd.	Taiwan
Zimmer Biomet (Thailand) Co., Ltd.	Thailand
Biomet 3i Turkey	Turkey
Zimmer Tibbi Cihazlar Sanayi ve Ticaret AS	Turkey
Zimmer Gulf FZ LLC	United Arab Emirates
Biomet 3i UK Ltd.	United Kingdom
Biomet Acquisitions (Unlimited)	United Kingdom
Biomet UK Ltd.	United Kingdom
Biomet UK Healthcare Ltd.	United Kingdom
ZB EMEA 1 LP	United Kingdom
ZB EMEA Finance UK 1 Ltd.	United Kingdom
ZB EMEA Finance UK 2 Ltd.	United Kingdom
ZB EMEA Finance UK 3 Ltd.	United Kingdom
ZB EMEA Finance UK 4 Ltd.	United Kingdom
ZB UK Group Holdings Limited	United Kingdom
Zimmer Biomet UK Ltd.	United Kingdom
Zimmer Trustee Ltd.	United Kingdom
Zimmer UK Limited	United Kingdom

[1]

Excludes certain entities that have de minimis activity or are in the process of being liquidated or dissolved and that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.